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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

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
in thousands, except share and per share data                               1999           1998            1997
----------------------------------------------------------------------- -------------- -------------- -------------
BASIC EARNINGS PER SHARE:
   Net income (loss)...............................................     $       1,095  $        (217) $         744
                                                                        =============  =============  =============

   Weighted average common shares outstanding......................         6,254,308      6,186,469      5,805,936
                                                                        =============  =============  =============

   Basic net income (loss) per common share........................     $        0.18  $       (0.04) $        0.13
                                                                        =============  =============  =============

DILUTED EARNINGS PER SHARE:
   Net income (loss)...............................................     $       1,095  $        (217) $         744
                                                                        =============  =============  =============

   Weighted average common shares outstanding......................         6,254,308      6,186,469      5,805,936
   Effect of stock options and warrants............................                68             --         61,817
                                                                        -------------  -------------  -------------
     Weighted average common and common equivalent shares
     outstanding...................................................
                                                                            6,254,376      6,186,469      5,867,753
                                                                        =============  =============  =============

   Diluted net income (loss) per common share......................     $        0.18  $       (0.04) $        0.13
                                                                        =============  =============  =============
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